UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 1, 2018, Mr. Stephen Haggerty’s employment relationship with Hyatt Hotels Corporation (the “Company”) terminated.

(e)

On May 31, 2018 (the “Effective Date”), the Company entered into an Advisory Agreement with Mr. Haggerty through his limited liability company, Bare Hill Advisory LLC (the “Advisory Agreement”). Under the Advisory Agreement, the Company will pay Mr. Haggerty a monthly retainer of $75,000 for each of June and July, 2018 and $15,000 for each calendar month of continued services thereafter. If the Company terminates the agreement prior to August 1, 2018 (other than due to Mr. Haggerty’s breach), Mr. Haggerty will be entitled to payment of 80% of his fees for the period through July 31, 2018. In addition, Mr. Haggerty will be eligible to receive discretionary cash success bonuses linked to the successful completion of certain projects.

The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the text of the Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Advisory Agreement, by and between Hyatt Hotels Corporation and Bare Hill Advisory LLC, dated as of May 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: June 1, 2018	By:	/s/ Margaret C. Egan
Name: Margaret C. Egan
Title: Executive Vice President, General Counsel and Secretary